UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 3, 2026
Date of Report (Date of earliest event reported)

ECD AUTOMOTIVE DESIGN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41497	86-2559175
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4390 Industrial Lane Kissimmee, Florida	34758
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 483-4825

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ECDA	The Nasdaq Stock Market LLC
Warrants	ECDAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Exchange

On March 11, 2026, ECD Automotive Design, Inc. (the “Company”) entered into a Contribution, Amendment, Exchange Agreement and Plan of Reorganization (the “Exchange Agreement”), with the Defender SPV LLC (the “Holder” or “Parent”), the holder of the Company’s Series C convertible preferred stock, par value $0.0001 per share (the “Series C Preferred Stock”). Pursuant to the Exchange Agreement, the Holder transferred 18,856 shares of Series C Preferred Stock to ATW Classic Equity LLC (“Classic”) and Classic surrendered 3,663 such shares of Series C Preferred Stock to the Company in exchange (the “Exchange”) for 207,008,547 newly issued shares (the “Exchange Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Exchange was completed at an effective price of $0.0176 per share, representing a 55% premium to the closing market price on March 11, 2026.

The Exchange Agreement contains representations, warranties and covenants customary for an agreement of its type. The Exchange Agreement also made certain conforming amendments to the Transaction Documents (as defined in the Securities Purchase Agreement, dated as of August 13, 2025, between the Holder and the Company).

As a result of the Exchange, Classic acquired control of the Company, by virtue of its beneficial ownership of 91% of the Company’s outstanding Common Stock. Prior to the Exchange, the Company’s directors and executive officers beneficially owned less than 1% of the Company’s outstanding Common Stock and no other person beneficially owned 10% or more of the Company’s outstanding Common Stock or otherwise possessed control over the Company. Classic does not have any arrangements or understandings with a former control group with respect to the election of directors or other matters. On March 1, 2026, the Secretary of State of Delaware deactivated the Company on the records of the State of Delaware. Prior to the time of execution of the Exchange Agreement, on March 11, 2026, the Company was reactivated and, as of the time of execution of the Exchange Agreement, is in good standing with the State of Delaware.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a form of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein. The document has been incorporated by reference to provide investors and security holders with information regarding its terms. The document is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the document were made only for purposes of such document and as of specific dates, were solely for the benefit of the parties to such document, may in some cases be made solely for the allocation of risk between the parties and may be subject to limitations agreed upon by the contracting parties.

The Exchange was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(9) of the Securities Act, because it involved an exchange with the Company’s existing security holders exclusively where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

Short-Form Merger
On March 12, 2026, Classic was merged with and into the Company (the “Merger”), and the Company, as the surviving corporation in the Merger, became a wholly owned subsidiary of Parent. The Merger was completed pursuant to Section 267 of the Delaware General Corporation Law, and Section 18-209 of the Delaware Limited Liability Company Act, and accordingly did not require the approval of the Company’s board of directors or stockholders.  Pursuant to the terms of the Merger, at the effective time thereof, each issued and outstanding share of Common Stock, other than treasury shares and shares held by Classic, Parent or any direct or indirect wholly owned subsidiary of Classic, Parent or the Company, was converted into the right to receive $0.0176 in cash (representing a 55% premium to the closing market price on March 11, 2026), without interest and less any applicable withholding taxes (the “Merger Consideration”), subject to right of the holders to exercise appraisal rights.
As a result of the Merger, Parent acquired beneficial ownership of 100% of the Company’s outstanding Common Stock.
The stockholders of the Company, other than Classic, are entitled to appraisal rights in connection with the Merger. The Company, as the surviving entity of the Merger, will mail to the stockholders of the Company a notice of appraisal rights which will describe the process for stockholders to exercise such rights.
As previously disclosed, on January 15, 2026, the Company received a delisting determination from The Nasdaq Stock Market LLC (“Nasdaq”) and, on January 16, 2025, the trading of the Company’s securities on Nasdaq was suspended.  The period for appeal of the determination has expired. In addition, prior to the Exchange and the Merger, the Company’s equity securities were held by less than 300 holders of record (as determined in accordance with the rules and regulations of the SEC).

Change in Chief Executive Officer

On February 3, 2026, Victoria Hay was appointed as the Chief Executive Officer of the Company. Effective on the same day, Scott Wallace resigned as Chief Executive Officer of the Company and was appointed as the Chief Operating Officer of the Company.

Ms. Hay also serves as the Company’s Chief Financial Officer.  Biographical information about Mrs. Hay is set forth in the Company’s Current Report on Form 8-K filed on August 18, 2025, and such information is incorporated herein by reference.  Biographical information about Mr. Wallace is set forth in the Company’s Annual Report on Form 10-K filed on April 15, 2025, and such information is incorporated herein by reference. There are no family relationships between Ms. Hay or Mr. Wallace and the other directors and officers of the Company.

In connection with the change in executive officers, Mr. Wallace’s salary was reduced to $260,000 per year and commencing on August 3, 2026, the period during which Mr. Wallace may be entitled to severance in the event of termination of his employment was reduced from six months to two months.

Except for the Vehicle Build Agreements described below, neither Ms. Hay nor Mr. Wallace is party to a transaction required to be disclosed under Item 404(a) of Regulation S-K.

Debt Financing

As previously disclosed, on June 5, 2025, the Company entered into a securities purchase agreement (the “June 2025 SPA”) with the Holder for a series of senior secured convertible notes (“Notes”) in an aggregate principal amount of up to $21,972,275.38.

On February 12, 2026, February 26, 2026 and March 10, 2026, the Holder exercised its right to purchase additional Notes in the original principal amount of $320,795, $109,861 and $137,327 for a purchase price of $292,000, $100,000 and $125,000 respectively.  Unless converted or redeemed, the additional Notes will mature on December 12, 2026, subject to the Holder’s right to extend such date in certain circumstance. The additional Notes include a beneficial ownership limitation, which provides that the Notes may not be exercised to the extent that the Holder would own more 9.99% of the outstanding Common Stock immediately after giving effect to such conversion. If the additional Notes were to be converted at the floor price of $0.0034 per share, without giving effect to the beneficial ownership limitation, the aggregate principal amount of the additional Notes would be convertible into 167,053,824 shares of Common Stock. The terms and conditions of the additional Notes are described more fully in the Company’s Current Report on Form 8-K filed on June 11, 2025, and such description is incorporated herein by reference.

As of the date of this report, the Holder has made loans to the Company with an aggregate outstanding principal amount of $9,820,478 and after the Exchange, holds 15,223shares of Series C Preferred Stock.

The offer and sale of the additional Notes, and of the shares of Common Stock issuable upon conversion of the additional Notes, are exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors are taking the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Vehicle Build Agreement

On each of January 26, 2026 and March 4, 2026, the Company entered into a Custom Vehicle Build and Profit Sharing Agreement (together, the “Vehicle Build Agreements”) with Flexible Classic Funding Inc. (“FCF”), an entity controlled by Ms. Hay’s spouse. Pursuant to the agreements, FCF agreed to pay for, and through the time of sale would retain ownership of, the base vehicle and all parts purchased for three custom vehicle builds as mutually agreed between the parties. The Company would provide the services for each custom vehicle build. Upon sale of a completed vehicle, the proceeds would be paid to FCF to reimburse it for the base vehicle and parts costs, then to the Company for labor costs in an amount agreed in writing prior to each build, and then 50% to FCF and 50% to the Company. As of the date of this report, the Company has completed one of the custom vehicle builds, as a result of which the Company paid $0 to FCF.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this Report.

No.	Description of Exhibit
4.1	Senior Secured Convertible Note (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on June 11, 2025).
10.1	Form of Contribution, Amendment, Exchange Agreement and Plan of Reorganization.
10.2	Form of Vehicle Build and Profit Sharing Agreement.
104*	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2026

ECD AUTOMOTIVE DESIGN, INC.

	By:	/s/ Victoria Hay
	Name:	Victoria Hay
	Title:	Chief Executive Officer